SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Apple REIT Ten, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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APPLE REIT TEN, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 17, 2012

The Annual Meeting of Shareholders of Apple REIT Ten, Inc. (the “Company”) will be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 17, 2012 at 12:00 p.m., eastern daylight time, for the following purposes:

1.	To elect five (5) directors named in the attached proxy statement who will each serve a term of one year;

2.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers by the Company;

3.	To consider and act on an advisory vote regarding the frequency of shareholder approval of compensation paid to certain executive officers by the Company; and

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for 2012; and

5.	To transact such other business as may properly come before the meeting.

If you were a holder of record of any Common Shares of the Company at the close of business on the record date of March 23, 2012, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

A proxy card for voting your shares is located in the envelope in which these proxy materials were mailed. Using information supplied on the enclosed proxy card, you may vote either by telephone, via the Internet or by mailing the proxy card. To vote by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To vote on the Internet, visit www.proxyvote.com. You will be asked to provide the company number and control number from the enclosed proxy card. To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you need a replacement proxy card, assistance may be obtained by calling Ms. Kelly Clarke in the Company’s Investor Services Department, at (804) 344-8121.

By Order of the Board of Directors

David Buckley Secretary

April 10, 2012

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING,
YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IN ADDITION TO THE ENCLOSED, THE COMPANY’S PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE
YEAR ENDED DECEMBER 31, 2011, ARE AVAILABLE AT
HTTP://MATERIALS.PROXYVOTE.COM/037853.

APPLE REIT TEN, INC.

PROXY STATEMENT
DATED
April 10, 2012

Annual Meeting of Shareholders
To Be Held
May 17, 2012

General

The enclosed proxy is solicited by the management of Apple REIT Ten, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 17, 2012 at 12:00 p.m., eastern daylight time, (the “Annual Meeting”). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted FOR the nominees listed in proposal one, FOR proposal two, FOR ONE YEAR for proposal three and FOR proposal four.

This proxy statement and the enclosed proxy are being mailed to the common shareholders of record at the close of business on the record date of March 23, 2012 (the “Record Date”). The approximate date of such mailing is expected to be April 10, 2012. Such mailing to shareholders also will contain the Company’s Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2011 (the “Annual Report”).

At the close of business on the Record Date, a total of 47,095,665 common shares of the Company (the “Common Shares”) were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. Each Common Share of the Company is entitled to one vote. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Company Information

The Company operates as a real estate investment trust, or “REIT”, for federal income tax purposes. The mailing address of the Company is 814 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to Broadridge Financial Services, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attn: Issuer Services Department. The Company can be contacted, and public information about the Company can be obtained, by sending a written notice to Ms. Kelly Clarke, Investor Services Department, at the Company’s address as provided above or through its website at www.applereitten.com.

The Company will be responsible for the costs of the solicitation set forth in this proxy statement. The Annual Report mailed with this proxy statement includes (except for Exhibits) the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2011. The Company’s Annual Report on Form 10-K and its other public federal securities filings also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at http://www.sec.gov. The proxy materials that were mailed are also available at http://materials.proxyvote.com/037853.

Ownership of Equity Securities

The determination of “beneficial ownership” for purposes of this proxy statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

On the Record Date, the Company had a total of 47,095,665 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company’s securities by its directors and executive officers as of the Record Date:

Security Ownership of Management

Title of Class (1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Shares	David J. Adams	5,500	*
(voting)	Kent W. Colton	12,099	*
	R. Garnett Hall, Jr.	12,099	*
	Anthony F. Keating	12,099	*
	Glade M. Knight	18,192	*
	Above directors and executive officers as a group	59,989	*

Series A	David J. Adams	5,500	*
Preferred Shares	Kent W. Colton	12,099	*
(non-voting)	R. Garnett Hall, Jr.	12,099	*
	Anthony F. Keating	12,099	*
	Glade M. Knight	18,192	*
	Above directors and executive officers as a group	59,989	*

Series B Convertible	Glade M. Knight	480,000	100%
Preferred Shares
(non-voting)

*	Less than one percent of class.

(1)

All individuals listed in the table are directors. Executive officers not listed above for a particular class of securities hold no securities of such class. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)

Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Common Shares upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best efforts offering of Units. Mr. Knight has agreed to assign to certain executive officers of the Company, the benefits (if any) associated with specified percentages of his B Shares. Such benefits include the right of conversion upon the happening of the following events: (1) substantially all of the Company’s assets, shares or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company’s business; or (2) the termination or expiration without renewal of the advisory agreement with A10A or if the Company ceases to use ASRG to provide property acquisition and disposition services; or (3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market. The assignees do not have any voting or disposal rights with respect to the B Shares unless and until one of the foregoing events occurs. The percentage of Glade M. Knight’s B Shares whose benefits were assigned to the executive officers was as follows: David McKenney (6.27%); Justin Knight (6.27%); Kristian Gathright (6.27%); Bryan Peery (3.13%) and David Buckley (3.13%).

Information regarding the Company’s equity compensation plans is set forth in note 5 to the Company’s audited consolidated financial statements, which are included as part of the Annual Report that accompanies this proxy statement.

Proposal 1. Election of Directors

Nominees. The Company’s Board of Directors currently consists of five directors. The terms of each director will expire at the time of the Annual Meeting. The Board of Directors recommends the re-election of the below nominees to the Board of Directors to each serve a term of one year.

Nominees for Election to Board of Directors	Length of term if Elected(1)
David J. Adams	One year term expiring in 2013
Kent W. Colton	One year term expiring in 2013
R. Garnett Hall, Jr.	One year term expiring in 2013
Anthony F. Keating	One year term expiring in 2013
Glade M. Knight	One year term expiring in 2013

(1)	Term would extend until the Annual Meeting of Shareholders for the year shown, or until a successor is duly elected and qualified, except in the event of prior resignation, death, or removal.

Unless otherwise specified, all Common Shares represented by proxies will be voted FOR the election of the nominees listed. If a nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute. No circumstances are presently known that would cause any nominee to be unavailable for election as a director. The nominees are now members of the Board of Directors and have been nominated by action of the Board of Directors and have indicated their willingness to serve if elected. If a quorum is present, five positions on the Board of Directors will be filled by the election of the five properly nominated candidates who receive the greatest number of votes at the Annual Meeting even if a nominee does not receive a majority of all votes represented and entitled to be cast.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the enclosed proxy, that authority to vote for any or all of the nominees is to be withheld. Withheld votes and broker non-votes will have no effect on the election of a director.

Below are brief descriptions of the nominees and their principal occupations and employment during at least the past five years and their directorships, if any, in public companies other than the Company.

David J. Adams. Mr. Adams, 49, currently serves as President of New Market Veterans, LLC. He is an entrepreneur with experience in launching, funding and growing companies in industries including hospitality, retail, technology and transportation. He has launched companies in North America, Asia and Europe. He was the founder, President and CEO of InteliTap, LLC from 2005 through 2011. InteliTap is the global leader of inventory and supply chain solutions for the hospitality and brewing industry. Additionally, from 2008 through 2010, he served as President and Chief Executive Officer of BridgeGate International, a company that provides data integration platforms to healthcare and government organizations. From 2002 through 2005, Mr. Adams served as Senior Vice President, Corporate Strategy and Technology of TrenStar, Inc., a company that provides asset tracking and management solutions to its clients, who are primarily in the brewing, chemical, synthetic rubber, manufacturing/industrial parts and equipment, and air cargo industries. From 2001 to 2002, he served as Vice President, McKesson Medical Surgical Inc. Previous experience includes several years of service to Pepsi-Cola in purchasing and logistics. Mr. Adams also served as an Operations Officer for the United States Navy. He received his Bachelor’s degree from Virginia Military Institute, a Master of Business Administration from Troy State University and a Master of Science degree in Operations Research from the Naval Postgraduate School. As discussed in a following section, Mr. Adams is a member of the Company’s Executive Committee. Mr. Adams has been a member of the Board of Directors since July 2011. The Board believes his extensive background in finance, innovation and strategic planning provides him with the skills and qualifications to serve as a director.

Kent W. Colton. Dr. Colton, 68, currently serves as Senior Fellow of the Joint Center for Housing Studies at Harvard University and served as Senior Scholar from 1999 until 2010. Since

December 2010, Dr. Colton has served as President of the Colton Housing Group. From 1999 until 2010, he served as President of KColton LLC, a consulting and housing research company in McLean, Virginia. From April 1984 through May 1999, he was Executive Vice President and Chief Executive Officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was Chairman and Chief Executive Officer) that owned apartment communities. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. Dr Colton serves on the Board of Trustees for Southern Virginia. Dr. Colton also serves on the Board of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. As discussed in a following section, Dr. Colton serves on the Executive and Compensation Committees and as Chair of the Company’s Audit Committee. Dr. Colton has been a member of the Board since January 2011. The Board believes his extensive real estate and financial experience provide him with the skills and qualifications to serve as a director.

R. Garnett Hall, Jr., age 72, is currently a licensed real estate agent in the Commonwealth of Virginia with Long and Foster Real Estate, Inc. Mr. Hall served 38 years with SunTrust Bank (formerly Crestar Bank and United Virginia Bank) and was Senior Vice President of Trust and Investment Management when he took early retirement in 2001. As Vice President, from 1973 to 1976, he managed the bank’s headquarters’ office. From 1977 to 1984, he managed major corporate relationships in the Southeast, Midwest and New England as Vice President/National Accounts and from 1985 to 1990, Mr. Hall served as Senior Vice President/Manager of Professional and Executive Banking, (now Private Banking). In 1991 he joined the Trust area of the Bank and served as Senior Estate Planning Manager and Developer until 2001. Mr. Hall worked actively for The American Cancer Society serving as Treasurer, Vice Chairman and Chairman of the Virginia Board of Directors from 1971 to 1997. In 1991 he was the Recipient of the J. Shelton Horsley Award of Merit, the highest award bestowed by the Virginia Division. He also was a member of the National Board of The American Cancer Society and elected to three two-year terms to its House of Delegates as the Lay Director for Virginia. Among other Community services, Mr. Hall served on the Executive Council of Boy Scouts of America/Heart of Virginia Executive Council from 1988 to 2001 and subsequently Council Member-at Large. He currently is a member of The Richmond Focus Club. Mr. Hall received a Bachelor’s degree from Hampden-Sydney College and Graduate Degree from Rutgers University/Stonier School of Banking. As discussed in a following section, Mr. Hall serves on the Company’s Audit and Compensation Committees. Mr. Hall has been a member of the Board since January 2011. The Board believes his significant executive banking, finance and real estate experience provide him with the skills and qualifications to serve as a director.

Anthony Francis Keating III. Mr. Keating, 32, is a principal with Rock Creek Capital, a real estate investment company. He currently serves on the Children’s Hospital Foundation and The Salvation Army boards. Mr. Keating is also a member of Leadership Oklahoma City, The Downtown Club of Oklahoma City and International Council of Shopping Centers. Prior to joining Rock Creek Capital, Mr. Keating served as a principal with The Rebkee Company, a full service commercial real estate development and investment Company. He served as the Real Estate Development Manager for Chesapeake Energy Corporation in Oklahoma City, Oklahoma from March 2007 to March 2010. Prior to joining Chesapeake, Mr. Keating worked as a commercial real estate broker with Trammell Crow Company from August 2004 to March 2007. While at Trammell Crow Company, he specialized in tenant representation and investment sales. Before joining Trammell Crow Company, he spent just over three years as an Oklahoma State Trooper from March 2001 to August 2004. Mr. Keating received a Bachelor of Business Administration from Southern Methodist University. As discussed in a following section, Mr. Keating serves on the Company’s Audit Committee and as Chair of the Company’s Compensation Committee. Mr. Keating has been a member of the Board since January 2011. The Board believes his extensive real estate and finance experience provide him with the skills and qualifications to serve as a director.

Glade M. Knight. Mr. Knight, 67, is Chairman and Chief Executive Officer of the Company. Mr. Knight also is the founder, Chairman of the Board and Chief Executive Officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Apple Hospitality Two, Inc., a

lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger in 2005 until April of 2011, Mr. Knight served as a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. each own hotels in selected metropolitan areas of the United States. Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the Advisory Board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the University’s Entrepreneurial Department of the Graduate School of Business Management. Mr. Knight is the Chair of the Company’s Executive Committee. Mr. Knight has been a member of the Board since 2010. The Board believes his extensive REIT executive experience and extensive background in real estate, corporate finance and strategic planning provide him with the skills and qualifications to serve as a director.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE ABOVE NOMINEES.

Proposal 2. Advisory Vote on Executive Compensation Allocated to the Company

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the allocated compensation of the Company’s named executive officers as disclosed in this proxy statement. The Company encourages shareholders to read the disclosure under Compensation Discussion and Analysis for more information concerning the Company’s compensation philosophy, programs and practices, the compensation and governance-related actions taken in fiscal 2011 and the allocated compensation awarded to the named executive officers. The Board of Directors has adopted a policy that provides for an annual shareholder advisory vote on the executive compensation allocated to the Company.

As required by Section 14A of the Exchange Act, the Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the allocated compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Table and narrative discussion in the proxy statement.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

Proposal 3. Advisory Vote on the Frequency of Executive Compensation Vote

As described in Proposal 2 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s allocated executive compensation program. The advisory vote on executive compensation described in Proposal 2 above is referred to as a “say-on-pay vote.”

In addition to the say-on-pay vote, the Dodd-Frank Wall Street Reform and Consumer Protection Act, also requires that shareholders be given the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years. Shareholders are not voting to approve or disapprove the Board’s recommendation. The shareholder vote on this proposal is advisory and nonbinding, and serves only as a recommendation to the Board of Directors.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s allocated executive compensation program. The Company values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on allocated executive compensation.

This advisory vote will be adopted for state law purposes if the votes for one of the three options exceed the votes cast for the other two options combined. However, the Company will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

MANAGEMENT RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY
“ONE YEAR” FOR THE ABOVE PROPOSAL.

Proposal 4. Ratification of the Appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP served as independent auditors for the Company in 2011. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders. The Board of Directors has approved the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012, based on the recommendation of the Audit Committee. Independent accounting fees for the last fiscal year are shown in the table below:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2011	$233,700	—	—	—

All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law. The nature of each of the services categorized in the preceding table is described below:

Audit Fees. These are fees for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements and other accounting and financial reporting work necessary to comply with the standards of the PCAOB and fees for services that only the Company’s independent auditor can reasonably provide.

Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include accounting consultations, internal control reviews, audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and required agreed-upon procedure engagements.

Tax Fees. Such services include tax compliance, tax advice and tax planning.

All Other Fees. These are fees for other permissible work that does not meet the above category descriptions. Such services include information technology and technical assistance provided to the Company. Generally, this category would include permitted corporate finance assistance, advisory services and licenses to technical accounting research software.

These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work by Ernst & Young LLP, which is the audit of the Company’s consolidated financial statements.

Pre-Approval Policy for Audit and Non-Audit Services. In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve up to $25,000 in audit and non-audit services. This authority may be exercised when the Audit Committee is not in session. Any decisions by the Chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services reported in the preceding fee-table for fiscal year 2011 were pre-approved by the full Audit Committee, as required by then applicable law.

The Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of Ernst & Young LLP by the affirmative vote of a majority of the votes cast at the meeting, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL

Corporate Governance, Risk Oversight and Procedures for Shareholder Communications

Board of Directors. The Company’s Board of Directors has determined that all of the Company’s directors, except Mr. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence). In making this determination, the Board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics for the Company’s officers, directors and employees, which will be provided by the Company upon request and without charge. A copy of the Company’s Code of Business Conduct and Ethics is attached to this proxy statement as Appendix A. The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest, (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and (c) compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees.

Risk Oversight. The Board believes that risk oversight is a key function of a Board of Directors. It administers its oversight responsibilities through its Audit Committee and Compensation Committee. All members of both committees are independent directors. The entire Board is kept abreast of and involved in the Company’s risk oversight process. It is through the approval of officers and compensation plans, updates on property performance, industry performance, financing strategy, acquisition strategy and capital improvements that the Board has input to manage the Company’s various risks. Additionally, through the Audit Committee, the Board reviews management’s and independent auditors’ reports on the Company’s internal controls and any associated potential risks of fraudulent activities. Risk oversight is also one of the factors considered by the Board in establishing its leadership structure. The Board believes that the current combined Chairman and Chief Executive Officer roles of Mr. Knight enhances its ability to engage in risk oversight because Mr. Knight’s insights from a management perspective into the material risks inherent in the Company’s business and his agenda setting role as Chairman allow him to ensure that the Board and the named committees give attention to these areas.

Shareholder Communications. Shareholders may send communications to the Board or its members. Any such shareholder communication should be directed to Ms. Kelly Clarke, Investor Services Department (as described in a preceding section of this proxy statement entitled “Company Information”). Such communications receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment.

Consideration of Director Nominees

Director Qualifications

The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to the business of the Company; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn the business of the Company and the Board; and represent the long-term interests of all shareholders.

The Board has determined that the Board of Directors as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources; leadership of business organizations; and legal matters. Although it does not have a diversity policy, the Board believes it is desirable for the Board to be composed of individuals who represent a mix of viewpoints, experiences and backgrounds.

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•	Strategy—knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

•	Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;

•	Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which the Company operates;

•	Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

•	Ethics—the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

Nomination Procedures. The Company has no nominating committee, and all nominating functions are handled directly by the full Board of Directors, which the Board believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operations and needs of the Company. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee’s standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders. Shareholders of record may nominate directors in accordance with the Company’s bylaws which require among other items notice sent to the Company’s Secretary not less than 60 days prior to a shareholder meeting that will include the election of Board members. No nominations other than those made by the Board were received for the 2012 Annual Shareholder Meeting.

Committees of the Board and Board Leadership

Summary. The Board of Directors has three standing committees, which are specified below and have the following functions:

•

Executive Committee. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically withheld from the Committee under the Company’s bylaws or by law.

•

Audit Committee. The Audit Committee operates in accordance with a written charter. The Audit Committee recommends to the Board of Directors, which annually ratifies, the level of distributions to shareholders and has the other functions and responsibilities set forth in its charter. A report by the Audit Committee appears in a following section of this proxy statement and a copy of the Company’s charter is attached as Appendix B.

•

Compensation Committee. The Compensation Committee operates in accordance with a written charter and administers the Company’s stock option plan and oversees the compensation and reimbursement of directors and executive officers of the Company. A copy of the Committee’s charter is attached as Appendix C.

Board Leadership. As noted above, currently, the Chairman of the Board is also the Company’s Chief Executive Officer. The Board has adopted this structure based on the significant industry experience of Mr. Knight, the effectiveness of having one person for both of these roles and the relatively limited complexity of the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. With the Company focusing only on real estate ownership, very few strategic decisions are necessary without input from the entire Board. Therefore, any conflict that may arise with both the Chairman and Chief Executive Officer being the same person are mitigated.

Audit Committee Independence. The Board of Directors determined in 2011 that each current member of the Audit Committee (as shown in the following table) is “independent,” as defined in the listing standards of the New York Stock Exchange. To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary, or (b) be an affiliate of the Company or any subsidiary. The Audit Committee does not have a member who is a “financial expert” within the meaning of regulations issued by the Securities and Exchange Commission. The Company’s management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the Board has determined that each Audit Committee member is

“financially literate” and that at least one member has “accounting or related financial management expertise,” as all such terms are defined by the rules of the New York Stock Exchange.

Meetings and Membership. The Board held a total of four meetings during 2011 (including regularly scheduled and special meetings). The following table shows both the membership of the Company’s standing committees during 2011 and the number of meetings held during 2011:

Standing Committee	Members of Committee During 2011	Number of Committee Meetings During 2011
Executive	Glade M. Knight* David J. Adams Kent W. Colton	0
Audit	Kent W. Colton* R. Garnett Hall, Jr. Anthony F. Keating	4
Compensation	Anthony F. Keating* Kent W. Colton R. Garnett Hall, Jr.	1

*	Indicates Chairperson.

Attendance and Related Information. It is the policy of the Company that directors should attend each annual meeting of shareholders. The Company also expects directors to attend each regularly scheduled and special meetings of the Board, but recognizes that, from time to time, other commitments may preclude full attendance. In 2011, each director attended at least 75% of the total number of those meetings of the Board of Directors that were held during the period in which he or she was a director. In addition, each director who served on a committee of the Board attended at least 75% of the total number of those meetings that were held by each applicable committee during the period of such service.

Compensation of Directors

The director’s compensation is reviewed and approved annually by the Board of Directors. During 2011, the directors of the Company were compensated as follows:

All Directors in 2011. All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

Independent Directors in 2011. The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee receives an additional fee of $1,500 per year. Under the Company’s Non-Employee Directors Stock Option Plan, each non-employee director received options to purchase 12,099 Units, exercisable at $11 per Unit, except for David J. Adams who did not join as a member of the board until July 5, 2011. At that time, Mr. Adams received options to purchase 5,500 Units, exercisable at $11 per Unit.

On June 9, 2011, Ronald A. Rosenfeld resigned from the Board of Directors of the Company effective on that date. At that time, Mr. Rosenfeld returned to the Company a total of $22,000, the sum of the prorated annual director’s fee and fees received from his participation in two regularly scheduled meetings of the Board. Pursuant to the bylaws of the Company, on July 5, 2011, the Board of Directors elected David J. Adams to fill the vacancy on the Board of Directors created by the resignation of Ronald Rosenfeld.

Non-Independent Director in 2011. Mr. Knight received no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
David J. Adams	2011	$14,500	$7,535	$22,035
Kent W. Colton	2011	31,500	16,908	48,408
R. Garnett Hall, Jr.	2011	29,000	16,908	45,908
Anthony F. Keating	2011	30,500	16,908	47,408
Glade M. Knight	2011	—	—	—

(1)	The amounts in this column reflect the grant date fair value determined in accordance with FASB ASC Topic 718.

Executive Officers

In 2011, the Company’s executive officers were: Glade M. Knight, who served as Chief Executive Officer; David S. McKenney, who served as President of Capital Markets; Justin G. Knight (Glade M. Knight’s son), who served as President; Kristian M. Gathright, who served as Executive Vice President and Chief Operating Officer; Bryan Peery, who served as Executive Vice President and Chief Financial Officer; and David P. Buckley, who served as Executive Vice President and Chief Legal Counsel. Each executive officer is appointed annually by the Board of Directors.

David Buckley. Mr. Buckley, 44, currently serves as Executive Vice President and Chief Legal Counsel for the Company and has been with the Company since inception. In addition, Mr. Buckley serves as Executive Vice President and Chief Legal Counsel for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., each of which were real estate investment trusts. Apple Hospitality Two, Inc. was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, from 1999-2005, Mr. Buckley served as an associate, specializing in commercial real estate, with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree Cum Laude from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian Gathright. Mrs. Gathright, 39, currently serves as Executive Vice President and Chief Operating Officer for the Company and has been with the Company since its inception. In addition, Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mrs. Gathright served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. from its inception until it was sold to an affiliate of ING Clarion in May of 2007. Mrs. Gathright also served as Senior Vice President of Operations for Apple Hospitality Five, Inc. from its inception until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst & Young LLP. Mrs. Gathright currently serves as President of the Courtyard Franchise Advisory Council and serves on the Homewood Suites Owners Advisory Council. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at

University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin Knight. Mr. Knight, 38, currently serves as President of the Company. He has been with the Company since its inception. Mr. Knight also serves as President of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. In addition, Mr. Knight served as President of Apple Hospitality Two, Inc. until it was sold to an affiliate of ING Clarion in May of 2007 and President of Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Mr. Knight joined the companies in 2000. From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight serves on the Board of Trustees for Southern Virginia University (SVU) in Buena Vista, Virginia, and is Co-Chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of SVU. Mr. Knight also serves on the Marriott Owners Advisory Council, the Hilton Garden Inn Advisory Council and the Residence Inn Association Board. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah.

David McKenney. Mr. McKenney, 49, has served as President of Capital Markets for the Company since its inception. He also serves as President of Capital Markets for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. McKenney served in the same capacity for Apple Hospitality Two, Inc. until its sale to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Both of the companies were real estate investment trusts. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also has five years of experience with Arthur Andersen & Co. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License and is a member of the National Association of Real Estate Investment Trusts (NAREIT). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery. Mr. Peery, 47, currently serves as Executive Vice President and Chief Financial Officer for the Company and has been with the Company since its inception. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. Apple Hospitality Two was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

Stock Option Grants in Last Fiscal Year

In 2011, the Company adopted a Non-Employee Directors’ Stock Option Plan (the “Directors Plan”). The Directors Plan provides for automatic grants of options to acquire Units. The Directors Plan applies to directors of the Company who are not employees or executive officers of the Company.

Since adoption of the Directors Plan, none of the participants have exercised any of their options to acquire Units. The following table shows the options to acquire Units that were granted under the Directors Plan in 2011:

Option Grants in Last Fiscal Year

Name(1)	Number of Units Underlying Options Granted in 2011(2)
Glade M. Knight	0
David J. Adams	5,500
Kent W. Colton	12,099
R. Garnett Hall, Jr.	12,099
Anthony F. Keating	12,099

(1)	Glade M. Knight is not eligible under the Directors Plan.

(2)	Options granted in 2011 are exercisable for ten years from the date of grant at an exercise price of $11 per Unit.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three directors. All three directors are independent directors as defined under “Committees of the Board.” The Audit Committee operates under a written charter that was adopted by the Board of Directors on February 17, 2011, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Committee reviewed and discussed the audited financial statements for the fiscal year 2011 with management and the Company’s independent auditors, Ernst & Young LLP, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) AU380, “Communication with Audit Committees.” Additionally, the Audit Committee has received the written disclosures from the independent auditors required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with the independent auditors, the independent auditors’ independence. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles.

April 10, 2012	Kent W. Colton, Chairperson R. Garnett Hall, Jr. Anthony F. Keating

Certain Relationships and Agreements

The Company has significant transactions with related parties. These transactions may not have arms-length terms, and the results of the Company’s operations might be different if these transactions had been conducted with unrelated parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to these contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under a related party relationship, however under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

Apple Fund Management, LLC, (“AFM”) a subsidiary of Apple REIT Six, Inc., was formed to provide employee personnel, including the executive officers of the Company, for a number of related parties. AFM was created to be a cost sharing entity only with no intent or expectation of profit. All of the costs of AFM are allocated to and reimbursed by the entities that utilize its resources. The entities that utilize the resources of AFM are: the Company, Apple REIT Six, Inc., (“A6”), Apple Six Advisors, Inc. (“A6A”), Apple Six Realty Group, Inc. (“A6RG”), Apple Suites Realty Group, Inc. (“ASRG”), Apple REIT Seven, Inc. (“A7”), Apple Seven Advisors, Inc. (“A7A”), Apple REIT Eight, Inc. (“A8”), Apple Eight Advisors, Inc. (“A8A”), Apple REIT Nine, Inc. (“A9”), Apple Nine Advisors, Inc. (“A9A”) and Apple Ten Advisors, Inc. (“A10A”). AFM receives its direction for staffing and compensation from the advisory companies (A6A, A7A, A8A, A9A, A10A, ASRG and A6RG, collectively “advisors”) each of which is wholly owned by Glade M. Knight. Although there is a potential conflict on time allocation of personnel due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AFM include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) utilized by the companies. Since the employees of AFM may also perform services for the advisors, individuals, including executive officers, have received and may receive consideration directly from the advisors as part of the advisors’ operating costs. The Company’s as well as the other REIT’s Compensation Committees annually review the staffing and compensation of AFM and the overall allocation to the specific REIT’s and advisors for reasonableness. As part of this arrangement, the day to day transactions may result in amounts due to or from the related parties. To effectively manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related companies are reimbursed or collected and are not significant in amount.

The Company has contracted with ASRG to provide brokerage services for the acquisition and disposition of real estate assets. In accordance with the contract, ASRG is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments plus certain reimbursable expenses, subject to certain conditions. Fees earned in 2011 were approximately $9.2 million. The Company also reimbursed allocated costs associated with this agreement of $0.7 million directly to AFM in 2011.

The Company also has contracted with A10A to advise the Company and provide day-to-day management services and due-diligence services on acquisitions. As discussed above, A10A utilizes personnel, including executive management, of AFM to provide the day-to-day management and due diligence services. In accordance with the contract, the Company pays A10A a fee equal to 0.1% to 0.25% of the total equity contributions to the Company, in addition to certain reimbursable expenses. The aggregate amount paid by the Company to A10A in 2011 was approximately $1.0 million. Of this total amount, approximately $0.3 million, were fees paid to A10A and $0.7 million, were expenses reimbursed (or paid directly to AFM on behalf of A10A) by A10A to AFM.

The amount allocated to the Company is based on the estimated proportionate use of the staff and overhead of AFM by the Company, acting on behalf of the Company. The staffing of AFM is based on the needs of all companies participating in the allocation and will increase or decrease according to the needs of the participating companies. The amounts allocated to the Company are at least annually reviewed by the Company’s Compensation Committee for reasonableness. If the allocated costs were greater than what they would be if the Company did not share its administrative staff or if the advisor did not otherwise perform under the terms of the advisory agreement, the Company could terminate the advisory agreement and thus would no longer have a fee payable to A10A or reimbursable costs to A6. If the agreement was terminated, the Company would have to hire and maintain its own administrative structure, including personnel, office space, systems and other overhead.

Separate and apart from the cost allocation and reimbursement arrangements described above, during 2011, certain consideration was provided by A10A to certain executive officers of the Company. This consideration is not a cost of the Company. This consideration is provided pursuant to an agreement entered into by the applicable executive officers and A10A. Under this agreement, the following individuals have received and may continue to receive (or in the case of Glade M. Knight, retain) consideration which is calculated based on a percentage of the advisory fees paid to A10A, as follows. Glade M. Knight (50%); David McKenney (14%); Justin Knight (14%); Kristian Gathright (14%); and Bryan Peery (8%). The amount allocated from the advisory fee to each of these individuals is included in the “All Other Compensation” column of the Summary Compensation Table on page 17.

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton under construction in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment. The Company purchased this hotel on November 10, 2011, the same day the hotel opened for business.

During the fourth quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of all of the ownership interests in a limited liability company, Sunbelt-FTH, LLC, which owned a Fairfield Inn & Suites by Marriott located in Tallahassee, Florida for a total purchase price of $9.4 million. The hotel is newly constructed and opened on December 15, 2011. ASRG entered into the assigned contract on July 8, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $2,500. There was no profit for ASRG in the assignment. The Company closed on the purchase of the limited liability company on December 30, 2011.

On occasion, the Company uses, for acquisition, renovation and asset management purposes, a Learjet owned by Apple Air Holding, LLC., which is jointly owned by A6, A7, A8, and A9. Total costs paid for the usage of the aircraft in 2011 were $216,000.

Nelson G. Knight (Glade M. Knight’s son and Justin G. Knight’s brother) is an employee of AFM and the portion of his annual salary allocable to the Company is less than $120,000.

Compensation Discussion and Analysis

General Philosophy

AFM’s executive compensation philosophy is to attract, motivate and retain a superior management team. AFM’s compensation program rewards each senior manager for their contributions to the various companies. In addition, AFM uses annual incentive benefits that are designed to be competitive with comparable employers and to align management’s incentives with the interests of the Company and its shareholders.

With the exception of the Company’s Chief Executive Officer, the Company’s senior management is compensated through a mix of base salary and bonus designed to be competitive with comparable employers. The Company has not utilized stock based awards or long-term compensation for senior management. AFM believes that a simplistic approach to compensation better matches the objectives of all stakeholders. As discussed above each member of the senior management team performs similar functions for A6, A7, A8 and A9, and the advisors. As a result, each senior manager’s total compensation paid by the Company is proportionate to the estimated amount of time devoted to activities associated with the Company. The Chief Executive Officer is Chairman of the Board of Directors, Chief Executive Officer and sole shareholder of the advisors, each of which has various agreements with the Company, A6, A7, A8 and A9. During 2011, the advisors received total fees of approximately $20.0 million from the Company, A6, A7, A8, and A9. The Compensation Committee of the Board and AFM consider these agreements when developing the Chief Executive Officer’s compensation. As a result, the Company’s Chief Executive Officer is compensated a minimal amount by AFM. Annually, the advisors develop the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and review these items with the Compensation Committee of the Board of Directors.

The compensation of the executive officers is allocated to the participating companies as discussed above. The Company’s Compensation Committee reviews at least annually the total compensation of the executive officers and the Company’s proportionate share. The executive officer’s total compensation is partially based on the performance of each company included in the allocation using FFO as a guide.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation involves establishing an overall targeted amount based on the senior manager’s overall responsibilities and allocating that total between base and incentive compensation. The overall target is developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the advisors’ intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is then allocated 50% to the overall performance of each participating entity (typically Funds From Operations (FFO) targets based on the companies’ current annual budget) and 50% to each individual’s subjective performance objectives. The base compensation and incentive compensation has been allocated through the allocation discussed above which is based on the overall estimated time and use of the personnel and not based on specific performance of an individual or individual entity.

Perquisites and Other Benefits

Senior management may participate in AFM’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life and disability insurance and 401K plan. As noted in the Summary Compensation Table below, the Company provides limited perquisites to its senior managers.

Consideration Provided by A10A

As discussed above under Certain Relationships and Agreements, separate and apart from the compensation allocation arrangements described above, certain consideration is provided by A10A to certain executive officers of the Company. This consideration does not necessarily relate to any work done for the Company and, unlike the salary, bonus and benefit plan compensation described above, is not a cost of the Company that is reimbursed under the advisory contract. The amount allocated from the advisory fee to each of these individuals is included in the “All Other Compensation” column of the Summary Compensation Table below. The Company would like to emphasize to the reader that these amounts are not to be added to the amount of the advisory fee and the compensation costs reimbursed to AFM on behalf of A10A when considering the total outflows of cash from the Company to A10A and to the executive officers. Doing so would result in duplication of these amounts. Instead, these amounts are paid directly by A10A, which is wholly-owned by Glade Knight, and are not in addition to the advisory fee paid to A10A.

Summary Compensation Table

Name	Position	Year	Salary(1)	Bonus(1)	All Other Compensation(2)	Total(3)
Glade Knight	Chief Executive Officer	2011	$10,000	$157	$163,271	$173,428
Bryan Peery	Executive Vice President,	2011	51,000	12,875	31,228	95,103
	Chief Financial Officer
Justin Knight	President	2011	69,300	10,046	51,213	130,559
David McKenney	President, Capital Markets	2011	69,300	10,046	51,213	130,559
Kristian Gathright	Executive Vice President,	2011	60,000	10,147	51,342	121,489
	Chief Operating Officer

(1)	The amounts in the Salary and Bonus columns, and a portion of the amounts in the All Other Compensation column represent Apple REIT Ten’s allocated share of each officer’s total compensation from AFM.

(2)

Includes the portion of the health insurance, life and disability insurance, parking and 401K match paid by the Company. Also includes consideration provided pursuant to an agreement entered into by certain executive officers and A10A and discussed under Certain Relationships and Agreements. Under this agreement, the following individuals have received (or in the case of Glade M. Knight, who is the owner of A10A, retained) consideration which is calculated based on a percentage of the advisory fees paid to A10A, as follows. Glade M. Knight (50%); Bryan Peery (8%); David McKenney (14%); Justin Knight (14%) and Kristian Gathright (14%). The Company would like to emphasize to the reader that these amounts are not to be added to the amount of the advisory fee and the compensation costs reimbursed to AFM on behalf of A10A when considering the total outflows of cash from the Company to A10A and to the executive officers. Doing so would result in duplication of these amounts. Instead, the amounts set forth below are paid directly by A10A, which is wholly-owned by Glade Knight, and are not in addition to the advisory fee paid to A10A. The amounts included in this column that represent consideration to an officer from A10A were:

2011
Glade Knight	$159,120
Bryan Peery	25,459
Justin Knight	44,554
David McKenney	44,554
Kristian Gathright	44,554

(3)

As discussed on pages 14—16, represents Apple REIT Ten’s allocated share of each officer’s total compensation from AFM, plus the consideration provided by A10A to the officer as discussed in Note 2 above.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Anthony F. Keating, Chairperson
R. Garnett Hall, Jr.
Kent W. Colton

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, have filed reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that during 2011 each of its officers and directors complied with any applicable filing requirements except R. Garnet Hall, Jr., Anthony F. Keating and Glade M. Knight, who were late filing a Form 4 and Glade M. Knight, Justin Knight, Kristian Gathright, David McKenney, David Buckley and Bryan Peery who were late filing a Form 3.

In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission. In 2011, and in 2012 through the Record Date, no person held more than 10% of the outstanding Common Shares.

Other Matters for the 2012 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Matters to be Presented at the 2013 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2013 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and Proxy Card to the Company at its principal office in Richmond, Virginia, by no later than December 6, 2012.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, assuming the Company’s 2013 Annual Meeting is held in May 2013, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2013 but no later than February 28, 2013.

By Order of the Board of Directors

David Buckley Secretary

April 10, 2012

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND
RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU
CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING
YOUR PROXY CARD IMMEDIATELY.

Appendix A

APPLE REIT TEN, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

High ethical standards are the cornerstone of the Company’s long-term success. These standards are the foundation upon which the Company conducts its business. They dictate how the Company relates to its shareholders, residents, vendors and employees. High ethical standards, and the related principles of trust, honesty, respect, integrity and commitment, are evident in the Company’s mission statement, “Employee Promise” and “The Cornerstone Basics.”

This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all directors and employees of the Company. All of our directors and employees must conduct themselves accordingly. Section 11 of this Code of Business Conduct and Ethics contains additional specific policies that apply to the Company’s chief executive officer, the president, the chief financial officer and the chief accounting officer.

1. Compliance with Laws, Rules and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which this Company’s ethical standards are built. All employees must respect and obey the laws of the states in which we operate and of the United States. Although not all employees are expected to know the details of these laws, all employees are expected to exercise good judgment and most importantly to seek advice from supervisors, managers or other appropriate personnel when in doubt.

2. Conflicts of Interest

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company as a whole. A conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Any conflict of interest that results in an employee or director, or members of his or her family, receiving improper personal benefits as a result of his or her position in the Company is prohibited.

No employee or director should make decisions on behalf of the Company with respect to a matter in which they have a conflict of interest. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company’s Human Resources Department. Any employee or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor or other appropriate personnel or consult the procedures described in Section 9 and Section 10 of this Code of Business Conduct and Ethics.

3. Insider Trading

Employees and directors who have access to confidential information about the Company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. In order to assist with compliance with laws against insider trading, the Company has adopted a specific “window period” trading policy governing the trading in securities of the Company by specific senior officers and directors.

4. Corporate Opportunities

Employees and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of Company property or information or as a result of employment with the Company or service as a director without the consent of the Board of Directors. No employee or director may use Company property, information, or position for improper personal gain or to compete with the Company. Employees and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5. Fair Dealing

Each employee should endeavor to deal fairly with the Company’s residents, customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, abuse of privileged information, misrepresentation of material facts or any other intentional unfair-dealing practice.

6. Confidentiality

Employees and Directors must maintain the confidentiality of confidential information entrusted to them by the Company, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

7. Protection and Proper Use of Company Assets

All employees and directors should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. All Company assets should be used for legitimate business purposes.

8. Waivers of the Code of Business Conduct and Ethics; Amendments

This Code of Business Conduct and Ethics has been approved by the Company’s Board of Directors and may be amended only by the Board of Directors. Any waiver of this Code of Business Conduct and Ethics for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed as required by law or regulation.

9. Reporting any Illegal or Unethical Behavior

Any employee who believes that a violation of this Code of Business Conduct and Ethics has occurred should report that concern to his or her immediate supervisor or the Chief Executive Officer.

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.

Directors should report any suspected violations of this Code of Business Conduct and Ethics to the Chair of the Nominating and Governance Committee if a Director or a senior Company officer is involved. Directors should report any other suspected violations to the Chief Executive Officer.

10. Compliance Procedures

We must all work to ensure prompt and consistent action against violations of this Code of Business Conduct and Ethics. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep mind:

a.	Make sure you have the facts. In order to reach the right solutions, we must be as fully informed as possible.

b.

Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

c.	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

d.

Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the questions, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

e.

Seek help from Company resources. In the rare case in which it may not be appropriate to discuss an issue with your supervisor, or in which you do not feel comfortable approaching your supervisor with your questions, discuss it locally with your regional manager or your Human Resources manager.

f.

You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

ALWAYS ASK FIRST, ACT LATER: IF YOU ARE UNSURE OF WHAT TO DO IN ANY SITUATION, SEEK GUIDANCE BEFORE YOU ACT.

11. Chief Executive Officer, President and Senior Financial Officers.

The Company is subject to various disclosure obligations under the federal and state securities laws and regulations. In order to comply with these obligations, there should be full, fair, accurate, timely and understandable disclosure of material information in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company. It is the responsibility of the chief executive officer, the president, the chief financial officer and the chief accounting officer to oversee compliance with these disclosure obligations. It also is the responsibility of the chief executive officer, the president, the chief financial officer and the chief accounting officer promptly to bring to the attention of the Audit Committee any information relating to violations of the disclosure obligations described above in this section.

12. Violations

Violations of this Code of Business Conduct and Ethics will be subject to immediate disciplinary actions, which may include reprimands, reassignment, demotion or, where appropriate, termination of employment. In addition, violation of this Code of Business Conduct and Ethics may result in civil liability under the applicable law or in prosecution of the individual under applicable criminal statutes.

Appendix B

Apple REIT Ten, Inc.

Audit Committee Charter

This charter governs the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors to the charter annually.

Structure and Membership

The Committee shall be appointed by the Board of Directors and shall consist of at least two directors, each of whom is independent of management and the Company within the meaning of the rules of the New York Stock Exchange (“NYSE”). All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise, within the meaning of the NYSE rules.

Statement of Policy

The Audit Committee shall provide assistance to, and serve as the representative of, the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and the power to retain outside counsel, or other experts, for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The policies and procedures of the Committee should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee will supplement them as appropriate.

•

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval, if appropriate.

•

The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed

B-1

relationships or services that may impact the objectivity and independence of the auditors, and for recommending that the Board of Directors take appropriate action in response to the auditors’ report to satisfy itself as to the auditors’ independence. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•

The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

•

The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (and the annual report to shareholders), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•

The Committee shall undertake all actions requisite to the preparation of an annual report of the Audit Committee, as required by the rules of the Securities and Exchange Commission, and shall cause such report to be prepared and included in the Company’s proxy statements, all as required by such rules.

•	Additionally, the Audit Committee will:

1.	Hold no less than three regularly scheduled meetings each year, and other meetings from time to time as may be called pursuant to the Company’s Bylaws.

2.	Review with representatives of the independent auditors:

a.	The plan for and scope of its annual audit of the Company’s financial statements.

b.	The results of the annual audit.

c.	Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company’s internal controls, policies, and procedures.

d.	Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company’s financial statements.

3.	Review the extent of any services outside the audit area performed for the Company by its firm of independent auditors.

4.	Review the fees proposed by the Company’s independent auditors for their services.

5.	Review the work of the Company’s internal audit department with the internal auditors including management’s responses to recommendations made and plans for future audit coverage.

6.	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

B-2

Appendix C

Compensation Committee Charter
for
Apple REIT Ten, Inc.

Purpose of Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Apple REIT Ten, Inc. (the “Company”) is (i) to perform the functions described below under “Committee Duties and Responsibilities” in order to discharge the Board’s responsibilities relating to compensation of the Company’s officers and directors and (ii) to the extent required, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

In pursuing its purpose the Committee shall ensure that a proper system of long-term and short-term compensation is in place for management (and the Board), and the compensation plans are appropriate and competitive and properly reflect the objectives and performance of management, the Board and the Company.

Committee Duties and Responsibilities

The Committee’s duties and responsibilities are to:

1.

Annually, review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer’s performance in light of those goals and objectives, set the compensation of the Chief Executive Officer.

2.

Annually, review corporate goals and objectives relevant to the compensation of the senior management officers of the Company, including the Chief Executive Officer and President, the President of Capital Markets, the Sr. Vice President of Acquisitions, the General Counsel, the Sr. Vice President of Operations and the Chief Operating Officer (“Management”).

3.

After an evaluation of Management’s performance in light of those corporate goals and objectives, review the compensation of Management as recommended by the Chairman of the Board. In determining any long-term incentive component of compensation for any of the Management, the Committee should consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards for executive officers at comparable companies and the awards given to Management in past years.

4.

Review, and make periodic recommendations to the Board with respect to, the general compensation, benefits and perquisites policies and practices of the Company, including, without limitation, the Company’s incentive-compensation plans and equity-based compensation plans. In circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Board approval after Committee review and recommendation.

5.

If required by law, produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and otherwise report to the shareholders of the Company in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

6.	Perform such other duties as the Board may assign to the Committee with respect to the Company’s compensation policies.

C-1

Committee Membership

The Committee shall consist of at least two members of the Board. The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee at which a quorum is present. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least once a year, at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall report to the Board at least once a year.

Performance Evaluation

The Committee shall annually compare its performance with the requirements of this charter, set forth its objectives for the next year and recommend changes in this charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Surveys and Studies

The Committee, with approval of the Board, may conduct or authorize surveys or studies of matters within the Committee’s scope of responsibilities as described above, including, but not limited to, surveys or studies of compensation practices in relevant industries, to maintain the Company’s competitiveness and ability to recruit and retain highly qualified officers and directors, and may retain and terminate, at the expense of the Company, independent counsel or other consultants necessary to assist in any such survey or study. If any compensation consultant or firm is to assist in the evaluation of director, chief executive officer or senior executive compensation, the Committee shall have the sole authority to retain and terminate the compensation consultant or firm and approve such firm or person’s fees and other retention terms.

Nothing contained in this charter is intended to, or shall be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Virginia law, which shall continue to set the legal standard for the conduct of the members of the Committee.

C-2

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

Apple REIT Ten, Inc.

The undersigned hereby appoints David McKenney, Bryan Peery and David Buckley as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple REIT Ten, Inc. held by the undersigned on March 23, 2012, at the Annual Meeting of Shareholders to be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 17, 2012 at 12:00 P.m., eastern daylight time, or any adjournment thereof. If one of the director nominees specified below ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named herein to vote for a substitute.

814 East Main Street Richmond, VA 23219

          Management recommends a vote of “FOR” the nominees listed in proposal one, “FOR” proposal two, for “ONE YEAR” for proposal three and “FOR” proposal four:

1.	ELECTION OF DIRECTORS

FOR David J. Adams FOR Kent W. Colton	☐ ☐	WITHHOLD AUTHORITY to vote for David J. Adams ☐ WITHHOLD AUTHORITY to vote for Kent W. Colton ☐

FOR R. Garnett Hall, Jr. FOR Anthony F. Keating	☐ ☐	WITHHOLD AUTHORITY to vote for R. Garnett Hall, Jr. ☐ WITHHOLD AUTHORITY to vote for Anthony F. Keating ☐

FOR Glade M. Knight	☐	WITHHOLD AUTHORITY to vote for Glade M. Knight ☐

2.	APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE OFFICER COMPENSATION
☐ For ☐ Against ☐ Abstain

3.	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. Management recommends a vote for every “ONE YEAR”.

☐ One year
☐ Two years
☐ Three years
☐ Abstain

4.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.
☐ For ☐ Against ☐ Abstain

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL ONE, FOR PROPOSAL TWO, FOR ONE YEAR IN PROPOSAL THREE AND FOR PROPOSAL FOUR, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

IN ADDITION TO THE ENCLOSED, THE COMPANY’S PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2011, ARE AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/037853.

Please indicate whether you plan to attend the Annual Meeting in person: ☐ Yes ☐ No

          Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

Dated: ______________________, 2012
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.
Title of Signing Person (if applicable)